Exhibit 23.2
Consent of Independent Auditors
We consent to the incorporation by reference in Pre-Effective Amendment No. 1 to the Registration Statement on Form S-3 and related Prospectus of Kennedy-Wilson Holdings, Inc. of our audit report dated March 31, 2023, with respect to the consolidated financial statements of Vintage Housing Holdings, LLC as of December 31, 2022 and for the year then ended included in the Annual Report on Form 10-K/A of Kennedy-Wilson Holdings, Inc. for the year ended December 31, 2023.
We also consent to the reference to our firm in the section titled “Experts.”
/s/ CohnReznick LLP
Atlanta, Georgia
October 25, 2024